CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated March 11, 1998 included in Registration Statement File No. 333-37667 and 333-21141. It should be noted that we have not audited any financial statements of Johnson Products Co., Inc. and Subsidiaries (Personal Care Products Subsidiary of IVAX Corporation) subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

/s/  Arthur Andersen L.L.P.
Chicago, Illinois
September 25, 1998